EXHIBIT 10.4

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC.

2015 INCENTIVE PLAN

GRIFFIN-AMERICAN HEALTHCARE REIT IV, INC. 2015 INCENTIVE PLAN

Griffin-American Healthcare REIT IV, Inc., a Maryland corporation, has adopted the Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan, for the benefit of its Eligible Recipients and the Eligible Recipients of its Subsidiaries.
1    PURPOSE
The purposes of the Plan are as follows:
1.1    To provide an additional incentive for Eligible Recipients to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock and/or rights which recognize such growth, development and financial success.
1.2    To enable the Company to obtain and retain the services of Eligible Recipients considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company and/or rights which will reflect the growth, development and financial success of the Company.
2    DEFINITIONS
Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.
2.1    Administrator shall mean the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to Options and Restricted Stock granted to Independent Directors, the term "Administrator" shall refer to the Board. With reference to the administration of the Plan with respect to any other Award, the term "Administrator" shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Article 11.
2.2    Award shall mean an Option, a Restricted Stock award, a Performance Award, a Dividend Equivalents award, a Deferred Stock award, a Stock Payment award or a Stock Appreciation Right which may be awarded or granted under the Plan.
2.3    Award Agreement shall mean a written agreement executed by an authorized Officer of the Company and the Holder which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.
2.4    Board shall mean the Board of Directors of the Company.
2.5    Business shall mean the business of investing in a diversified portfolio of real estate properties, focusing primarily on medical office buildings, hospitals, skilled nursing facilities, senior housing and other healthcare-related facilities.
2.6    Change of Control means either of the following:
(a)    Any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges, or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration; or
(b)    Any transaction pursuant to which persons who are not current shareholders of the Company acquires by merger, consolidation, reorganization, division, or other business combination or transaction, or by a purchase of an interest in the Company, an interest in the Company so that after such transaction, the shareholders of the Company immediately prior to such transaction no longer have a controlling (i.e., 50% or more) voting interest in the Company.
2.7    Code shall mean the Internal Revenue Code of 1986, as amended.
2.8    Committee shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 11.1.

2.9    Common Stock shall mean Class T common stock, $0.01 par value per share, of the Company.
2.10    Company shall mean Griffin-American Healthcare REIT IV, Inc., a Maryland corporation.
2.11    Confidential Information shall mean (a) information of the Company, or any Subsidiary thereof, to the extent not considered a Trade Secret under applicable law, that (i) relates to the business of the Company, or any Subsidiary thereof, (ii) possesses an element of value to the Company, or any Subsidiary thereof, (iii) is not generally known to the Company's competitors (or a competitor of any Subsidiary thereof), and (iv) would damage the Company, or any Subsidiary thereof, if disclosed, and (b) information of any third party provided to the Company, or any Subsidiary thereof, which the Company, or any Subsidiary thereof, is obligated to treat as confidential, including, but not limited to, information provided to the Company, or any Subsidiary thereof, by its licensors, suppliers, Customers, or Prospective Customers. Confidential Information includes, but is not limited to, (i) future business plans, (ii) the composition, description, schematic or design of products, future products or equipment of the Company, or any Subsidiary thereof, or any third party, (iii) communication systems, audio systems, system designs and related documentation, (iv) advertising or marketing plans, (v) information regarding independent contractors, employees, clients, licensors, suppliers, Customers, Prospective Customers, or any third party, including, but not limited to, Customer lists and Prospective Customer lists compiled by the Company, or any Subsidiary thereof, and Customer and Prospective Customer information compiled by the Company, or any Subsidiary thereof, and (vi) information concerning the Company's, or any Subsidiary’s, or a third party’s financial structure and methods and procedures of operation. Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure, (ii) has been independently developed and disclosed by others without violating the legal rights of any party, or (iii) otherwise enters the public domain through lawful means.
2.12    Consultant shall mean any consultant or adviser if:
(a)    The consultant or adviser renders bona fide services to the Company or any Subsidiary;
(b)    The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities within the meaning of the general instructions to SEC Form S-8; and
(c)    The consultant or adviser is a natural person who has contracted directly with the Company to render such services.
2.13    Contact shall mean, with respect to an Eligible Recipient, any interaction between such Eligible Recipient and a Customer or Prospective Customer which takes place in an effort to establish, maintain, and/or further a business relationship on behalf of the Company, and any Subsidiary thereof.
2.14    Continuous Service shall mean the absence of any interruption or termination of service as an Officer, Employee, Consultant or Independent Director. Continuous Service shall not be considered interrupted in the case of (i) sick leave; (ii) military leave; (iii) any other leave of absence as approved by the Board or the chief executive officer of the Company, or any Subsidiary thereof, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company, or any Subsidiary thereof, policy adopted from time to time; or (iv) transfers between locations of the Company, or any Subsidiary thereof, or between Company or a Subsidiary, or any successors to such organization. However, notwithstanding anything in the foregoing to the contrary, the Board shall have complete and absolute discretion to determine whether an Officer, Employee, Consultant or Independent Director is in the Continuous Service of the Company or Subsidiary at any time.
2.15    Customer shall mean any Person to whom the Company, or any Subsidiary thereof, has sold its products or services.
2.16    Deferred Stock means an award of a contractual right to Common Stock in the future made to an Eligible Recipient pursuant to Section 9.5 of the Plan, but subject to such terms and conditions as may be established by the Administrator.
2.17    Director shall mean a member of the Board.
2.18    Dividend Equivalent shall mean a right awarded under Section 9.3 of the Plan to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock.

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan

2.19    DRO shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
2.20    Effective Date shall mean the date on which this Plan is adopted by the Board, or such delayed effective date as the Board may specify, as noted in resolutions effectuating such adoption.
2.21    Eligible Recipient shall mean an Officer, Employee, Consultant or Independent Director.
2.22    Employee shall mean any common law employee of the Company or of any Subsidiary.
2.23    Exchange Act shall mean the Securities Exchange Act of 1934, as amended.
2.24    Fair Market Value of a share of Common Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading, if any (or as reported on any composite index which includes such principal exchange), on the trading day previous to such date, or if shares were not traded on the trading day previous to such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not traded on an exchange but is quoted on Nasdaq or a successor quotation system, the mean between the closing representative bid and asked prices for the Common Stock on the trading day previous to such date as reported by Nasdaq or such successor quotation system, or (c) if Common Stock is not publicly traded on an exchange and not quoted on Nasdaq or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator in its complete and absolute discretion.
2.25    Forfeiture Activities shall mean, with respect to an Eligible Recipient, any of the following:
(a)    Trade Secrets & Confidential Information. Such Eligible Recipient (i) uses, discloses, or reverse engineers the Trade Secrets or the Confidential Information for any purpose other than the Company's Business, or the Business of a Subsidiary thereof, except as authorized in writing by the Company, or any Subsidiary thereof; (ii) during the Eligible Recipient’s employment with the Company, or any Subsidiary thereof, uses, discloses, or reverse engineers (a) any confidential information or trade secrets of any former employer or third party, or (b) any works of authorship developed in whole or in part by the Eligible Recipient during any former employment or for any other party, unless authorized in writing by the former employer or third party; or (iii) after the Eligible Recipient’s cessation of services for the Company, or any Subsidiary thereof, (a) retains any Trade Secrets or Confidential Information, including any copies existing in any form (including electronic form), which are in Eligible Recipient’s possession or control, or (b) destroys, deletes, or alters any Trade Secrets or Confidential Information without the Company’s (or a Subsidiary’s) prior written consent. The Forfeiture Activities under this subsection (a) shall: (i) with regard to the Trade Secrets, remain in effect and be applicable as long as the information constitutes a Trade Secret under applicable law, and (ii) with regard to the Confidential Information, remain in effect and be applicable during the Forfeiture Period.
(b)    Solicitation of Customers. During the Forfeiture Period of such Eligible Recipient, the Eligible Recipient directly or indirectly, solicits any Customer for the purpose of selling products or providing services to any enterprise competitive with the Business, provided that such Eligible Recipient had Contact with such Customer at any time during the period in which the Eligible Recipient was employed by or performed services for the Company, and any Subsidiary thereof. Nothing in this subsection (b) shall be construed to include any Customer of the Company, or any Subsidiary thereof, (i) to which such Eligible Recipient never sold products or provided any services while employed by or providing services to the Company, or any Subsidiary thereof, (ii) that explicitly severed its business relationship with the Company, or any Subsidiary thereof, unless such Eligible Recipient, directly or indirectly, caused or encouraged the Customer to sever the relationship, or (iii) to which Eligible Recipient is selling products or providing services the Company, or any Subsidiary thereof, no longer offers.
(c)    Solicitation of Prospective Customers. During the Forfeiture Period of such Eligible Recipient, the Eligible Recipient, directly or indirectly, solicits any Prospective Customer of the Company, or any Subsidiary thereof, for the purpose of selling products or providing any services competitive with the Business, provided that such Eligible Recipient had Contact with such Prospective Customer during the last year of the period in which Eligible Recipient was employed by or performed services for the Company, and any Subsidiary thereof (or during such period if employed or providing services for less than a year). Nothing in this subsection (c) shall be construed to include Prospective Customers of the Company, or any Subsidiary thereof, to which

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan

Eligible Recipient is selling products or providing any services which the Company, or any Parent or Subsidiary thereof, no longer offers.
(d)    Solicitation of Forfeiture Period Employees. During the Forfeiture Period of such Eligible Recipient, the Eligible Recipient, directly or indirectly, solicits, recruits or induces any Forfeiture Period Employee to (a) terminate his employment or service relationship with the Company, or any Subsidiary thereof, or (b) work for any other Person engaged in the Business. This subsection (d) shall only apply to Forfeiture Period Employees (i) with whom such Eligible Recipient had Material Interaction, or (ii) such Eligible Recipient, directly or indirectly, supervised.
(e)    Non-Disparagement. During the Forfeiture Period of such Eligible Recipient, the Eligible Recipient makes any disparaging or defamatory statements, whether written or oral, regarding the Company, or any Subsidiary thereof,. This subsection (e) shall not preclude an Eligible Recipient from responding truthfully to questions or requests for information to the government, a regulator or in a court of law in connection with a legal or regulatory investigation or proceeding, nor shall it preclude an Eligible Recipient from any activity that is protected by whistleblower retaliation laws.
2.26    Forfeiture Period shall mean, with respect to an Eligible Recipient, the time period during which such Eligible Recipient is employed with, or is performing services for, the Company, or any Subsidiary thereof, and for a period of two (2) years thereafter.
2.27    Forfeiture Period Employee shall mean, with respect to an Eligible Recipient, any Person who (a) is employed by or providing services to the Company, or any Subsidiary thereof, at the time the Eligible Recipient ceases to perform services for the Company, or any Subsidiary thereof, or (b) was employed by or providing services to the Company, or any Subsidiary thereof, during the last year in which Participant performed services for the Company, and any Subsidiary thereof (or during the period in which the Participant performed services for the Company, or any Subsidiary thereof, if the Participant performed services for the Company, or any Subsidiary thereof, for less than a year).
2.28    Holder shall mean a person who has been granted or awarded an Award.
2.29    ISO shall mean an option which conforms to the applicable provisions of Code §422 and which is designated as an ISO by the Administrator.
2.30    Independent Director shall mean a member of the Board who is not an Officer or Employee.
2.31    Insider shall mean an individual who is, on the relevant date, an Officer, Director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.
2.32    Material Interaction shall mean, with respect to an Eligible Recipient, any interaction between such Eligible Recipient and a Forfeiture Period Employee that relates or related, directly or indirectly, to the performance of such Eligible Recipient's duties or the Forfeiture Period Employee’s duties for the Company, and any Subsidiary thereof.
2.33    NQSO shall mean an Option which is not designated as an ISO by the Administrator or which does not conform to the applicable provisions of Code §422.
2.34    Officer shall mean any officer of the Company, or of any Subsidiary.
2.35    Option shall mean a stock option granted under Section 5 of the Plan. An Option granted under the Plan shall, as determined by the Administrator, be intended to be either a NQSO or an ISO; provided, however, that Options granted to Eligible Recipients who are Independent Directors and Consultants at the time of grant shall be NQSO’s.
2.36    Performance Award shall mean a cash bonus, stock bonus or other performance or incentive award that is paid in cash, Common Stock or a combination of both, awarded under Section 9.2 of the Plan.
2.37    Performance Criteria shall mean the following business criteria with respect to the Company, any Subsidiary or any division or operating unit: (a) net income; (b) pre-tax income; (c) operating income; (d) cash flow; (e) earnings per share; (f) return on equity; (g) return on invested capital or assets or equity or sales; (h) cost reductions or savings; (i) funds from operations; (j) appreciation in the fair market value of Common Stock;

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan

(k) earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization; (l) net income; (m) cash flow return on investments which equals net cash flows divided by owners’ equity; (n) gross revenues; (o) total shareholder returns; (p) achievement of sales targets; (q) completion of acquisitions; (r) cash generation, profit and/or revenue targets; (s) growth measures, including revenue growth, as compared with a peer group or other benchmark; each as determined in accordance with generally accepted accounting principles or subject to such adjustments as may be specified by the Committee with respect to an Award.
2.38    Plan shall mean this Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan.
2.39    Prospective Customer shall mean any Person to which the Company, or any Subsidiary thereof, has solicited to sell its products or services.
2.40    Restricted Stock shall mean an award of Common Stock awarded under Section 8 of the Plan, whereby the Holder has immediate rights of ownership in the Common Stock underlying the Award, but such Common Stock is subject to restrictions in accordance with the terms and provisions of this Plan and the Award Agreement pertaining to the Award and may be subject to forfeiture by the Holder until the earlier of (a) the time such restrictions lapse or are satisfied, or (b) the time such shares are forfeited, pursuant to the terms of the Award Agreement pertaining to the Award.
2.41    Rule 16b-3 shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.
2.42    Code §162(m) Participant shall mean any Officer or Employee designated by the Administrator as an Officer or Employee whose compensation for the fiscal year in which the Officer or Employee is so designated or a future fiscal year may be subject to the limit on deductible compensation imposed by Code §162(m).
2.43    Securities Act shall mean the Securities Act of 1933, as amended.
2.44    Stock Appreciation Right shall mean a stock appreciation right granted under Section 10 of the Plan whereby the Holder, without payment to the Company (except for any applicable withholding or other taxes), receives cash, Common Stock, a combination thereof, or such other consideration as the Board may determine, in an amount equal to the excess of the Fair Market Value per share of Common Stock on the date on which the Stock Appreciation Right is exercised over the Stock Appreciation Right exercise price noted in the Award Agreement for each share of Common Stock subject to the Stock Appreciation Right.
2.45    Stock Payment shall mean (a) a payment in the form of shares of Common Stock, or (b) an option or other right to purchase shares of Common Stock, as part of a deferred compensation arrangement, made in lieu of all or any portion of the compensation, including without limitation, salary, bonuses and commissions, that would otherwise become payable to an Eligible Recipient in cash, awarded under Section 9.4 of the Plan.
2.46    Subsidiary shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. "Subsidiary" shall also mean any partnership or limited liability company in which the Company, or any Subsidiary, owns a partnership or membership interest representing fifty percent (50%) or more of the capital or profit interests of such partnership or limited liability company.
2.47    Ten Percent Shareholder shall mean a person who owns (after taking into account the attribution rules of Code §424(d)) more than ten percent (10%) of the total combined voting power of all classes of stock of either the Company or a Subsidiary. For purposes of the preceding sentence, shares of stock owned (directly or indirectly) by or for a person’s brothers and sisters (whether by the whole or half-blood), spouse, ancestors and lineal descendants will be considered to be owned by the person, and if a domestic or foreign corporation, partnership, estate or trust owns (directly or indirectly) shares of stock, those shares are considered to be owned proportionately by or for the stockholders, partners, or beneficiaries of the corporation, partnership, estate or trust. The extent to which stock held by a person as a trustee of a voting trust is considered owned by such person is determined under all of the facts and circumstances. Stock that a person may purchase under outstanding options is not treated as stock owned by such person. In interpreting the foregoing, the provisions of Treas. Reg. §1.422-2(f)(2) shall govern.
2.48    Trade Secrets shall mean information of the Company, or any Subsidiary thereof, and its licensors, suppliers, clients and customers, without regard to form, including, but not limited to, technical or non-technical

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan

data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, a list of actual Customers, clients, licensors, or suppliers, or a list of Prospective Customers, clients, licensors, or suppliers which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.
3    SHARES SUBJECT TO PLAN
3.1    Shares Subject to Plan.
(a)    Overall Limitation. The shares of stock subject to Awards shall be Common Stock, as specified in Award Agreements. Subject to adjustment as provided in Section 12.4, the aggregate number of shares of Class T Common Stock which may be issued upon exercise of such Options or rights or upon any such Awards under the Plan shall not exceed four million (4,000,000).
(b)    Individual Limitation. The maximum number of shares of Class T Common Stock which may be subject to Awards granted under the Plan to any individual in any calendar year shall not exceed five hundred thousand (500,000). To the extent required by Code §162(m), shares subject to Options which are canceled continue to be counted against this limitation.
(c)    Maximum Aggregate Shares Issuable ISO Limitation. The total maximum number of shares of Class T Common Stock that may be issued pursuant to the exercise of ISO’s under this Plan shall at all times be exactly the same as the total maximum number of shares that may be issued pursuant to Awards pursuant to Section 3.1(a) above.
3.2    Add-back of Options and Other Rights. If any Option, or other right to acquire shares of Common Stock under any other Award under the Plan, expires or is canceled without having been fully exercised, or is exercised in whole or in part for cash as permitted by the Plan, the number of shares subject to such Option or other right but as to which such Option or other right was not exercised prior to its expiration, cancellation or exercise may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1. Furthermore, any shares subject to Awards which are adjusted pursuant to Section 12.4 and become exercisable with respect to shares of stock of another corporation shall be considered cancelled and may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1. Shares of Common Stock which are delivered by the Holder or withheld by the Company upon the exercise of any Award under the Plan, in payment of the exercise price thereof or tax withholding thereon, may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1. If any shares of Restricted Stock are surrendered by the Holder or repurchased by the Company pursuant to Section 8.4 hereof, such shares may again be optioned, granted or awarded hereunder, subject to the limitations of Section 3.1. Notwithstanding the provisions of this Section 3.2, no shares of Common Stock may again be optioned, granted or awarded if such action would cause an ISO to fail to qualify as an incentive stock option under Code §422.
4    GRANTING OF AWARDS
4.1    Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements evidencing Awards intended to qualify as performance-based compensation, as described in Code §162(m)(4)(C), shall contain such terms and conditions as may be necessary to meet the applicable provisions of Code §162(m). Award Agreements evidencing Awards intended to be ISO’s shall contain such terms and conditions as may be necessary to meet the applicable provisions of Code §422.
4.2    Provisions Applicable to Code §162(m) Participants.
(a)    The Committee, in its discretion, may determine whether an Award is to qualify as performance-based compensation, as described in Code §162(m)(4)(C).
(b)    Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Code §162(m) Participant, including Restricted Stock, the restrictions with respect to which lapse upon the attainment of performance goals which are related to one or more of the Performance Criteria, and any performance or incentive award described in Section 9 that vests or becomes exercisable or payable upon the attainment of performance goals which are related to one or more of the Performance Criteria.

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan

(c)    To the extent necessary to comply with the performance-based compensation requirements of Code §162(m)(4)(C), with respect to any Award granted under Sections 8 and 9 which may be granted to one or more Code §162(m) Participants, no later than ninety (90) days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by Code §162(m)), the Committee shall, in writing, (i) designate one or more Code §162(m) Participants, (ii) select the Performance Criteria applicable to the fiscal year or other designated fiscal period or period of service, (iii) establish the various performance targets, in terms of an objective formula or standard, and amounts of such Awards, as applicable, which may be earned for such fiscal year or other designated fiscal period or period of service, and (iv) specify the relationship between Performance Criteria and the performance targets and the amounts of such Awards, as applicable, to be earned by each Code §162(m) Participant for such fiscal year or other designated fiscal period or period of service. Following the completion of each fiscal year or other designated fiscal period or period of service, the Committee shall certify in writing whether the applicable performance targets have been achieved for such fiscal year or other designated fiscal period or period of service. In determining the amount earned by a Code §162(m) Participant, the Committee shall have the right to reduce (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the fiscal year or other designated fiscal period or period of service.
(d)    Furthermore, notwithstanding any other provision of the Plan or any Award to the contrary, any Award which is granted to a Code §162(m) Participant and is intended to qualify as performance-based compensation, as described in Code §162(m)(4)(C), shall be subject to any additional limitations set forth in Code §162(m) (including any amendment to Code §162(m)) or any regulations or rulings issued thereunder that are requirements for qualification as performance-based compensation, as described in Code §162(m)(4)(C), and the Plan shall be deemed amended to the extent necessary to conform to such requirements.
4.3    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.4    No Guarantee of Continued Relationship. Nothing in the Plan or in any Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Consultant for, the Company or any Subsidiary, or as a director of the Company, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written employment agreement between the Holder and the Company and any Subsidiary. The grant of an Award to a Holder under this Plan shall not constitute a contract of employment or a contract to perform services and shall not confer on a Holder any rights upon his or her termination of employment or other relationship with the Company in addition to those rights, if any, expressly set forth in the Award Agreement that evidences his or her Award.
5    GRANTING OF OPTIONS TO ELIGIBLE RECIPIENTS
5.1    Eligibility. Any Eligible Recipient selected by the Administrator pursuant to Section 5.3(a) shall be eligible to be granted an Option.
5.2    Qualification of ISO’s. Only Officers or Employees are eligible to receive an Option which is an ISO.
5.3    Granting of Options to Eligible Recipients.
(a)    The Committee shall from time to time, in its absolute discretion, and subject to applicable limitations of the Plan, select from among the Eligible Recipients (including Eligible Recipients who have previously received Awards under the Plan) such of them as in its opinion should be granted Options; determine the number of shares to be subject to such Options granted to the selected Eligible Recipient; determine whether such Options for Officers or Employees are to be ISO’s or NQSO’s (subject to Section 5.2 above) and whether such Options are to qualify as performance-based compensation, as described in Code §162(m)(4)(C); and determine the terms and conditions of such Options, consistent with the Plan; provided, however,

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan

that the terms and conditions of Options intended to qualify as performance-based compensation, as described in Code §162(m)(4)(C), shall include, but not be limited to, such terms and conditions as may be necessary to meet the applicable provisions of Code §162(m).
(b)    Upon the selection of an Eligible Recipient to be granted an Option, the Committee shall instruct the Secretary of the Company to issue the Option and may impose such terms and conditions on the Option as it deems appropriate.
6    TERMS OF OPTIONS
6.1    Option Price. The price per share of the shares subject to each Option granted to Eligible Recipients shall be set by the Committee; provided, however, that such price shall be no less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted, and, in the case of ISO’s granted to a Ten Percent Shareholder, such price shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Code §424(h)). Notwithstanding the foregoing, the exercise price of an Option granted in substitution of an existing option pursuant to Treas. Reg. §1.424-1(a) or Treas. Reg. §1.409A-1(b)(5)(v)(D) may be established under the requirements of those provisions without regard to the foregoing (see Section 6.4 below).
6.2    Option Term. The term of an Option granted to an Eligible Recipient shall be set by the Committee in its discretion; provided, however, that, in the case of ISO’s, the term shall not be more than 10 years from the date the ISO is granted, or five years from the date the ISO is granted if the ISO is granted to a Ten Percent Shareholder. Upon consideration of Code §§409A and 422, the Committee may extend the term of any outstanding Option.
6.3    Option Vesting.
(a)    The period during which the Holder of an Option shall be entitled to exercise, in whole or in part, an Option shall be set by the Committee and stated in the Award Agreement. At any time after grant of an Option, the Committee may, in its sole and absolute discretion and subject to whatever terms and conditions it selects, accelerate the period during which an Option granted to an Eligible Recipient vests. However, if the Holder of an Option receives a hardship distribution from a Code §401(k) plan of the Company or a Subsidiary, the Option may not be exercised during the six (6) month period following the hardship distribution, unless the Company determines that such exercise would not jeopardize the tax-qualification of the Code §401(k) plan. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, restrictions or limitations or other provisions that would be applied to shareholders under any applicable agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.
(b)    To the extent that the aggregate Fair Market Value of stock with respect to which "incentive stock options" (within the meaning of Code §422, but without regard to Code §422(d)) are exercisable for the first time by a Holder during any calendar year (under the Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation, within the meaning of Code §422) of the Company, exceeds $100,000, such Options shall be treated as NQSO’s to the extent required by Code §422. The rule set forth in the preceding sentence shall be applied in accordance with regulations issued under Code §422. For purposes of this Section 6.3(b), the Fair Market Value of stock shall be determined as of the time the Option with respect to such stock is granted.
6.4    Substitute Awards. Notwithstanding anything to the contrary in this Section, any Option in substitution for a stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Code §424(a) is applicable, may provide for an exercise price computed in accordance with Code §424(a) and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued stock option being replaced thereby.

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan

7    EXERCISE OF OPTIONS
7.1    Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Administrator may require that, by the terms of the Option, a partial exercise be with respect to a minimum number of shares.
7.2    Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Secretary of the Company or his or her office:
(a)    A written notice complying with the applicable rules established by the Administrator stating that the Option, or a portion thereof, is exercised. The notice shall be signed by the Holder or other person then entitled to exercise the Option or such portion of the Option;
(b)    Such representations and documents as the Administrator, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Administrator may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c)    In the event that the Option shall be exercised pursuant to Section 12.1 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option; and
(d)    Full cash payment to the Secretary of the Company for the shares with respect to which the Option, or portion thereof, is exercised. However, the Administrator may, in its discretion, (i) allow a delay in payment up to 30 days from the date the Option, or portion thereof, is exercised; (ii) allow payment, in whole or in part, through the delivery of shares of Common Stock duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate exercise price of the Option or exercised portion thereof; (iii) allow payment, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; (iv) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration; (v) allow payment, in whole or in part, through the delivery of a full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the Administrator; (vi) allow payment, in whole or in part, through the delivery of a notice that the Holder has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is then made to the Company upon settlement of such sale; or (vii) allow payment through any combination of the consideration provided in the foregoing subparagraphs (ii), (iii), (iv), (v) and (vi). In the case of a promissory note, the Administrator may also prescribe the form of such note and the security to be given for such note. The Option may not be exercised, however, by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law. However, notwithstanding the foregoing, with respect to any Holder who is an Insider, a tender of shares or a “cashless” or “net share” exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Award Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option.
7.3    Conditions to Issuance of Stock Certificates. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:
(a)    The admission of such shares to listing on all stock exchanges on which such class of stock is then listed;
(b)    The completion of any registration or other qualification of such shares under any state or federal law, or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body which the Administrator shall, in its absolute discretion, deem necessary or advisable;

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan

(c)    The obtaining of any approval or other clearance from any state or federal governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)    The lapse of such reasonable period of time following the exercise of the Option as the Administrator may establish from time to time for reasons of administrative convenience; and
(e)    The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which in the discretion of the Administrator may be in the form of consideration used by the Holder to pay for such shares under Section 7.2(d).
7.4    Rights as Shareholders. Holders shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued by the Company to such Holders.
7.5    Ownership and Transfer Restrictions. The Administrator, in its absolute discretion, may impose such restrictions on the ownership and transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective exercise documentation provided to the Holder upon exercise and may be referred to on the certificates evidencing such shares. The Holder shall give the Company prompt notice of any disposition of shares of Common Stock acquired by exercise of an ISO within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Code §424(h)) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.
7.6    Additional Limitations on Exercise of Options. Holders may be required to comply with any timing or other restrictions with respect to the settlement or exercise of an Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.
8    AWARD OF RESTRICTED STOCK
8.1    Eligibility. Subject to the terms and provisions of this Plan, Restricted Stock may be awarded to any Eligible Recipient who the Committee determines should receive such an Award.
8.2    Award of Restricted Stock to Eligible Recipients.
(a)    The Committee may from time to time, in its absolute discretion, select from among the Eligible Recipients (including Eligible Recipients who have previously received other awards under the Plan) such of them as in its opinion should be awarded Restricted Stock; and determine the purchase price, if any, and other terms and conditions applicable to such Restricted Stock, consistent with the Plan.
(b)    The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that such purchase price shall be no less than the par value of the Common Stock to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.
(c)    Upon the selection of an Eligible Recipient to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may determine and impose such conditions, limitations, restrictions and other terms and conditions on the issuance of such Restricted Stock as it deems appropriate, including, but not limited to, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, rights of the Company to re-purchase Shares acquired pursuant to the Restricted Stock Award, “first refusal” rights of the Company to purchase Shares acquired pursuant to the Restricted Stock Award prior to their sale to any other person, restrictions or limitations or other provisions that would be applied to shareholders under any applicable agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.
8.3    Rights as Shareholders. Subject to Section 8.4, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 8.5, the Holder shall have, unless otherwise provided by the Administrator in the Award Agreement, all the rights of a shareholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan

respect to the shares; provided, however, that in the discretion of the Administrator, any extraordinary distributions with respect to the Common Stock shall be subject to the restrictions set forth in Section 8.4.
8.4    Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such terms, conditions and restrictions, if any, as the Administrator shall provide; provided, however, that, except with respect to shares of Restricted Stock granted to Code §162(m) Participants, by action taken after the Restricted Stock is issued, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire.
8.5    Escrow. If desired by the Administrator, the Secretary of the Company or such other escrow holder as the Administrator may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed. With respect to shares of Restricted Stock granted or awarded to an Eligible Recipient, upon the expiration or removal of such restrictions, the Secretary of the Company, or other escrow holder, shall transfer the shares to the Holder.
8.6    Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Administrator shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.
8.7    Section 83(b). If desired by the Administrator, a Holder may not make an election under Code §83(b) with respect to any share of Restricted Stock granted or awarded hereunder without the consent of the Company, which the Company may grant or withhold in its sole discretion, and, upon a failure of a Holder to refrain from making such an election without Company consent, the Restricted Stock granted shall immediately be forfeited and the Holder shall receive only the purchase price, if any, for such forfeited Restricted Stock.
9    PERFORMANCE AWARDS, DIVIDEND EQUIVALENTS, DEFERRED STOCK, STOCK PAYMENTS
9.1    Eligibility. Subject to the terms and provisions of this Plan, one or more Performance Awards, Dividend Equivalents, awards of Deferred Stock and/or Stock Payments may be granted to any Eligible Recipient whom the Committee determines should receive such an Award.
9.2    Performance Awards.
(a)    Any Eligible Recipient selected by the Committee may be granted one or more Performance Awards. The value of such Performance Awards may be subject to the achievement of performance goals which are related to any one or more of the Performance Criteria or other specific performance criteria determined appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. In making such determinations, the Committee shall consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Eligible Recipient.
(b)    Without limiting Section 9.2(a), the Committee may grant Performance Awards to any Code §162(m) Participant in the form of a cash bonus payable upon the attainment of objective performance goals which are established by the Committee and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to Code §162(m) Participants shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Section 4.2. The maximum amount of any Performance Award payable to a Code §162(m) Participant under this Section 9.2(b) shall not exceed two million dollars ($2,000,000) with respect to any calendar year of the Company. Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to a Performance Award payable to a Code §162(m) Participant shall be determined on the basis of generally accepted accounting principles.
9.3    Dividend Equivalents.
(a)    Any Eligible Recipient selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan

between the date a Stock Appreciation Right, Deferred Stock or Performance Award is granted, and the date such Stock Appreciation Right, Deferred Stock or Performance Award is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. If the credit of Dividend Equivalents is keyed to the date such Stock Appreciation Right, Deferred Stock, or Performance Award is exercised, such credit should be made with consideration of and in compliance with the requirements of Code §409A with respect to such credit.
(b)    Any Holder of an Option selected by the Committee may be granted Dividend Equivalents based on the dividends declared on Common Stock, to be credited as of dividend payment dates, during the period between the date an Option is granted, and the date such Option is exercised, vests or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee. If the credit of Dividend Equivalents is keyed to the date such Option is exercised, such credit should be made with consideration of the requirements of Code §409A with respect to such credit.
(c)    Dividend Equivalents granted with respect to Options intended to be qualified performance-based compensation for purposes of Code §162(m) shall be payable, with respect to pre-exercise periods, regardless of whether such Option is subsequently exercised. A Dividend Equivalent which is deferred compensation subject to Code §409A must meet certain restrictions contained in Code §409A and regulations issued thereunder if it is to avoid taxation under Code §409A as a “nonqualified deferred compensation plan,” and grants of Dividend Equivalents under this Plan should be made with consideration of the impact of Code §409A with respect to such grant upon both the Company and the recipient of the Dividend Equivalent.
9.4    Stock Payments. Any Eligible Recipient selected by the Committee may receive Stock Payments in the manner determined from time to time by the Committee. The number of shares shall be determined by the Committee and may be based upon the Performance Criteria or other specific performance criteria determined appropriate by the Committee, determined on the date such Stock Payment is made or on any date thereafter.
9.5    Deferred Stock. Any Eligible Recipient selected by the Committee may be granted an award of Deferred Stock in the manner determined from time to time by the Committee. The number of shares of Deferred Stock shall be determined by the Committee and may be linked to the Performance Criteria or other specific performance criteria determined to be appropriate by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Common Stock underlying a Deferred Stock award will not be issued until the Deferred Stock award has vested, pursuant to a vesting schedule or performance criteria set by the Committee, and thus, Deferred Stock may not be sold or otherwise hypothecated or transferred until vesting conditions are removed or expire. Unless otherwise provided by the Committee, a Holder of Deferred Stock shall have no rights as a Company shareholder with respect to such Deferred Stock until such time as the Award has vested and the Common Stock underlying the Award has been issued. Deferred Stock must meet certain restrictions contained in Code §409A if it is to avoid taxation under Code §409A as a “nonqualified deferred compensation plan.” Grants of Deferred Stock under this Plan should be made with consideration of the impact of Code §409A with respect to such grant upon both the Company and the recipient of such Deferred Stock.
9.6    Term. The term of a Performance Award, Dividend Equivalent, award of Deferred Stock and/or Stock Payment shall be set by the Committee in its discretion.
9.7    Exercise or Purchase Price. The Committee may establish the exercise or purchase price of a Performance Award, shares of Deferred Stock or shares received as a Stock Payment; provided, however, that such price shall not be less than the par value of a share of Common Stock, unless otherwise permitted by applicable state law.
9.8    Terms and Provisions. The Administrator shall determine the terms and provisions of Performance Awards, Dividend Equivalents, awards of Deferred Stock and/or Stock Payments in his complete and absolute discretion subject to the terms and provisions of this Plan.
9.9    Form of Payment. Payment of the amount determined under Section 9.2 or 9.3 above shall be in cash, in Common Stock or a combination of both, as determined by the Committee. To the extent any payment under this Section 9 is effected in Common Stock, it shall be made subject to satisfaction of all provisions of Section 7.4.

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan

10    STOCK APPRECIATION RIGHTS
10.1    Grant of Stock Appreciation Rights. A Stock Appreciation Right may be granted to any Eligible Recipient selected by the Committee. A Stock Appreciation Right may be granted (a) in connection and simultaneously with the grant of an Option, (b) with respect to a previously granted Option, or (c) independent of an Option. A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose and shall be evidenced by an Award Agreement. Any Stock Appreciation Right that is intended to avoid taxation under Code §409A as a “nonqualified deferred compensation plan” must be granted with an exercise price per share equivalent to or greater than the Fair Market Value of a share of Common Stock of the Company determined as of the date of such grant, consistent with Treas. Reg. §1.409-1(b)(5)(iv), and any other applicable guidance or regulations issued by the Internal Revenue Service.
10.2    Coupled Stock Appreciation Rights.
(a)    A Coupled Stock Appreciation Right ("CSAR") shall be related to a particular Option and shall be exercisable only when and to the extent the related Option is exercisable.
(b)    A CSAR may be granted to the Holder for no more than the number of shares subject to the simultaneously or previously granted Option to which it is coupled.
(c)    A CSAR shall entitle the Holder (or other person entitled to exercise the Option pursuant to the Plan) to surrender to the Company unexercised a portion of the Option to which the CSAR relates (to the extent then exercisable pursuant to its terms) and to receive from the Company in exchange therefor an amount determined by multiplying the difference obtained by subtracting the Option exercise price from the Fair Market Value of a share of Common Stock on the date of exercise of the CSAR by the number of shares of Common Stock with respect to which the CSAR shall have been exercised, subject to any limitations the Committee may impose.
10.3    Independent Stock Appreciation Rights.
(a)    An Independent Stock Appreciation Right ("ISAR") shall be unrelated to any Option and shall have a term set by the Committee. An ISAR shall be exercisable at such times and in such installments, and shall cover such number of shares of Common Stock, as the Committee may determine in its complete and absolute discretion. The exercise price per share of Common Stock subject to each ISAR shall be set by the Committee.
(b)    An ISAR shall entitle the Holder (or other person entitled to exercise the ISAR pursuant to the Plan) to exercise all or a specified portion of the ISAR (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the ISAR from the Fair Market Value of a share of Common Stock on the date of exercise of the ISAR by the number of shares of Common Stock with respect to which the ISAR shall have been exercised, subject to any limitations the Committee may impose.
10.4    Payment and Limitations on Exercise.
(a)    Payment of the amounts determined under Section 10.2(c) and 10.3(b) above shall be in cash, in Common Stock (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised) or a combination of both, as determined by the Committee. To the extent such payment is effected in Common Stock it shall be made subject to satisfaction of all provisions of Section 7.4 above pertaining to Options.
(b)    Holders of Stock Appreciation Rights may be required to comply with any timing or other restrictions with respect to the settlement or exercise of a Stock Appreciation Right, including a window-period limitation, as may be imposed in the discretion of the Committee.
11    ADMINISTRATION
11.1    Compensation Committee. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director", as defined by Rule 16b-3 and an "outside director" for purposes of Code §162(m). Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan

11.2    Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of the Award that is the subject of any such Award Agreement are not affected adversely. Any such grant or award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to ISO’s shall be consistent with the provisions of Code §422. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 or Code §162(m), or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options, Dividend Equivalents and Restricted Stock granted to Independent Directors. Furthermore, notwithstanding any provision of this Plan to the contrary, the Board may assume the powers and responsibilities granted to the Committee or other delegate at any time, in whole or in part.
11.3    Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.
11.4    Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company's Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or Awards, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.
11.5    Delegation of Authority to Grant Awards. The Committee may, but need not, delegate from time to time some or all of its authority to grant Awards under the Plan to a committee consisting of one or more members of the Committee or of one or more Officers of the Company; provided, however, that the Committee may not delegate its authority to grant Awards to individuals (a) who are subject on the date of the grant to the reporting rules under Section 16(a) of the Exchange Act, (b) who are Code §162(m) Participants, or (c) who are Officers of the Company who are delegated authority by the Committee hereunder, and delegation of the authority to grant Awards under the Plan is not allowed to the extent prohibited by applicable law. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 11.5 shall serve in such capacity at the pleasure of the Committee.
12    MISCELLANEOUS PROVISIONS
12.1    Not Transferable.
(a)    Except as otherwise provided in Section 12.1(b):
(1)    No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised, or the shares underlying such Award have been issued, and all restrictions applicable to such shares have lapsed.
(2)    No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan

equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
(3)    During the lifetime of the Holder, only he or she may exercise an Option or other Award (or any portion thereof) granted to him or her under the Plan, unless it has been disposed of with the consent of the Administrator pursuant to a DRO. After the death of the Holder, any exercisable portion of an Option or other Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by his or her personal representative or by any person empowered to do so under the deceased Holder's will or under the then applicable laws of descent and distribution.
(b)    Notwithstanding Section 12.1(a), in the case of Options granted to Independent Directors, an Optionee who is an Independent Director may transfer an Option to a Permitted Transferee (as defined below) subject to the following terms and conditions: (i) an Option transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) any Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Option as applicable to the original Holder (other than the ability to further transfer the Option); and (iii) the Holder and the Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (C) evidence the transfer. Shares of Common Stock acquired by a Permitted Transferee through the exercise of an Option have not been registered under the Securities Act or any state securities act and may not be transferred, nor will any assignee or transferee thereof be recognized as an owner of such shares of Common Stock for any purpose, unless a registration statement under the Securities Act and any applicable state securities act with respect to such shares shall then be in effect or unless the availability of an exemption from registration with respect to any proposed transfer or disposition of such shares shall be established to the satisfaction of counsel for the Company. For purposes of this Section 12.1(b), "Permitted Transferee" shall mean, with respect to a Holder, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder's household (other than a tenant or Employee), a trust in which these persons (or the Holder) control the management of assets, and any other entity in which these persons (or the Holder) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Administrator after taking into account any state or federal tax or securities laws applicable to transferable Options.
12.2    Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 12.2, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator; provided, however, shareholder approval of an amendment to the Plan may be necessary (1) in order for the Plan to continue to be able to issue ISO’s under Code §422 pursuant to Treas. Reg. §1.422-2(b)(2)(iii), (2) in order for the Plan to continue to be able to issue Awards which meet the performance-based exception pursuant to Treas. Reg. §1.162-27(e)(2)(vi), and (3) in order for the Plan to comply with rules promulgated by an established stock exchange or national market system, and, in all cases, the Board shall determine whether approval by the shareholders shall be requested and/or required in its complete and absolute discretion after due consideration of such matters. Further, without approval of the Company's shareholders given within 12 months before or after the action by the Administrator, no action of the Administrator may, except as provided in Section 12.4, increase the limits imposed in Section 3.1 on the maximum number of shares which may be issued under the Plan. No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides. No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the first to occur of the following events:
(a)    The expiration of 10 years from the date the Plan is adopted by the Board; or
(b)    The expiration of 10 years from the date the Plan is approved by the Company's shareholders under Section 12.5.

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan

12.3    Amendment or Cancellation of Awards. The Committee shall have the right to modify, amend or cancel any Award after it has been granted if (a) the modification, amendment or cancellation does not diminish the rights or benefits of the Holder under the Award (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to an Award shall not be deemed as a diminishment of rights or benefits of such Award), (b) the Holder consents in writing to such modification, amendment or cancellation, (c) there is a dissolution or liquidation of the Company, (d) this Plan and/or the Award Agreement expressly provides for such modification, amendment or cancellation, or (e) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law. No modification, amendment or cancellation of an outstanding Award which is expressly allowed under another provision of this Plan shall be subject to the provisions of this Section 12.3.
12.4    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.
(a)    Subject to Section 12.4(e), in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (a “Corporate Event”), in the Administrator's sole discretion, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Administrator shall, in such manner as it may deem equitable, adjust any or all of:
(1)    The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of shares which may be issued and adjustments of the limitations contained in Sections 3.1, 3.1(c), and 9.2);
(2)    The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and
(3)    The grant or exercise price with respect to any Award.
The Administrator shall be required to make such adjustments if such Corporate Event constitutes an “equity restructuring”, as defined in FASB ASC §718-10-20.
(b)    Subject to Sections 12.4(c) and (e), in the event of any transaction or event described in Section 12.4(a) or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations or accounting principles, the Administrator, in its sole and absolute discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder's request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(1)    To provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Holder's rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Administrator in its sole discretion;
(2)    To provide that the Award cannot vest, be exercised or become payable after such event;
(3)    To provide that such Award shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 6.3 or the provisions of such Award;

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan

(4)    To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and
(5)    To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock or Deferred Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding options, rights and awards and options, rights and awards which may be granted in the future.
(6)    To provide that, for a specified period of time prior to such event, the restrictions imposed under an Award Agreement upon some or all shares of Restricted Stock or Deferred Stock may be terminated, and, in the case of Restricted Stock, some or all shares of such Restricted Stock may cease to be subject to forfeiture under Section 8.4 after such event.
(c)    Subject to Sections 12.4(e), 4.2 and 4.3, the Administrator may, in its discretion, include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company.
(d)    With respect to Awards which are granted to Code §162(m) Participants and are intended to qualify as performance-based compensation under Code §162(m)(4)(C), no adjustment or action described in this Section 12.4 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify under Code §162(m)(4)(C), or any successor provisions thereto. No adjustment or action described in this Section 12.4 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Code §422(b)(1). Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action would result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Administrator determines that the Award is not to comply with such exemptive conditions. The number of shares of Common Stock subject to any Award shall always be rounded to the next whole number.
(e)    The existence of the Plan, the Award Agreement and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
12.5    Approval of Plan by Shareholders. The Plan will be submitted for the approval of the Company's shareholders within twelve (12) months after the date on which this Plan is adopted by the Board, disregarding any contingencies or delayed effective date relative to such adoption. In the event that shareholder approval of this Plan is not obtained, or in the event that this Plan is not subjected to the approval of the shareholders, then any Awards granted under this Plan shall nonetheless be deemed granted pursuant to the authority of the Board; provided, however, any such Option granted which was intended to be an ISO shall instead be a NQSO. Should this Plan be rejected by the shareholders after being submitted to the shareholders for their approval, the Plan shall immediately terminate at that time, and no further grants shall be made under this Plan thereafter. Notwithstanding the foregoing, no ISO shall be exercisable prior to the date that shareholder approval of this Plan is obtained unless the Holder receiving such ISO agrees that the ISO shall instead be treated as a NQSO for all purposes, and any exercise of an ISO by a Holder prior to the date that shareholder approval of this Plan is obtained shall automatically be deemed to be such an agreement by the exercising Holder. In addition, in the event that shareholder approval of this Plan is not obtained, any Awards intended to meet the performance-based compensation exception of Code §162(m)(4)(C) may not meet such exception.
12.6    Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance, vesting, exercise or payment of any Award. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Holder to elect to have the Company withhold shares of

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan

Common Stock otherwise issuable under such Award (or allow the return of shares of Common Stock) having a Fair Market Value equal to the sums required to be withheld. Notwithstanding any other provision of the Plan, the number of shares of Common Stock which may be withheld with respect to the issuance, vesting, exercise or payment of any Award (or which may be repurchased from the Holder of such Award within six months after such shares of Common Stock were acquired by the Holder from the Company) in order to satisfy the Holder's federal and state income and payroll tax liabilities with respect to the issuance, vesting, exercise or payment of the Award shall be limited to the number of shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal and state tax income and payroll tax purposes that are applicable to such supplemental taxable income. To the extent that a Holder is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Award Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of a Stock Incentive.
12.7    Restrictions on Awards. This Plan shall be interpreted and construed in a manner consistent with the Company's status as a real estate investment trust ("REIT"), within the meaning of Code §§856 through 860. No Award shall be granted or awarded, and with respect to an Award already granted under the Plan, such Award shall not vest, or be exercisable, distributable or payable if, in the discretion of the Administrator, such Award could impair the Company's status as a REIT or would violate the Company’s Charter or Bylaws.
12.8    Loans. To the extent permitted under applicable law, the Committee may, in its discretion, extend one or more loans to Eligible Recipients in connection with the exercise or receipt of an Award granted or awarded under the Plan, or the issuance of Restricted Stock or Deferred Stock awarded under the Plan; provided, however, that no such loan shall be an extension or maintenance of credit, an arrangement for the extension of credit, or a renewal of an extension of credit in the form of a personal loan to or for any Director or executive Officer of the Company that is prohibited by Section 13(k) of the Exchange Act or other applicable law. The terms and conditions of any such loan shall be set by the Committee.
12.9    Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Administrator shall have the right to provide, in the terms of Awards made under the Plan, or to require a Holder to agree by separate written instrument, that (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Common Stock underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) the Holder ceases to perform services for the Company or a Subsidiary prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder ceases to perform services for the Company or a Subsidiary for cause.
12.10    Cessation of Service. For all purposes under this Plan, the Committee shall have complete and absolute discretion to determine when a Holder has ceased to perform services for the Company or a Subsidiary, including situations involving cessation of services simultaneously with beginning the performance of other services, cessation of services in temporary situations or situations involving leave, and situations involving the cessation of services in one form with the simultaneous beginning of services in another form (such as, for example, cessation of services as an employee and the beginning of services as a contractor, or vice versa).
12.11    Effect of Plan upon Options and Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Eligible Recipients, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan

12.12    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of shares of Common Stock and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
12.13    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
12.14    Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Maryland without regard to conflicts of laws thereof.

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan

Griffin-American Healthcare REIT IV, Inc.
2015 Independent Directors’ Compensation Sub-Plan

The Board of Directors and the stockholders of the Company have determined that the Independent Directors of the Company should, on and after the Effective Date of the Plan, and in addition to any cash compensation provided to such Independent Directors, be compensated with equity compensation as follows, until such time as this Plan may be amended to alter or eliminate this 2015 Independent Directors’ Compensation Sub-Plan portion of the Plan:

A.    Initial Grant of Restricted Stock. Each Independent Director of the Company shall, upon their initial election to the Board occurring on or after the Effective Date of the Plan, be granted, pursuant to Section 8 of the Plan, an award of Five Thousand (5,000) shares of Class T Restricted Stock.

a.    Vesting. Such shares of Restricted Stock shall be 20% immediately vested, with an additional 20% of such shares vesting on each anniversary of the date of grant of such award of shares provided that the Independent Director receiving such shares has remained in the continuous service of the Company from such date of grant of such award of shares until such anniversary, so that such shares shall become fully (100%) vested on the fourth (4th) anniversary of such date of grant of such award of shares if the Independent Director has remained in the continuous service of the Company through such date.

b.    Timing of Grant. Such Restricted Stock shall be granted automatically as of the date of such Independent Director’s initial election to the Board, with the Award Agreement evidencing such grant to follow within five (5) business days from the date of such Independent Director’s initial election to the Board.

B.    Subsequent Grants of Restricted Stock. Each Independent Director of the Company shall, upon their re-election to the Board occurring on or after the Effective Date of the Plan, be granted, pursuant to Section 8 of the Plan, an award of Two Thousand Five Hundred (2,500) shares of Class T Restricted Stock.

a.    Vesting. Such shares of Restricted Stock shall be 20% immediately vested, with an additional 20% of such shares vesting on each anniversary of the date of grant of such award of shares provided that the Independent Director receiving such shares has remained in the continuous service of the Company from such date of grant of such award of shares until such anniversary, so that such shares shall become fully (100%) vested on the fourth (4th) anniversary of such date of grant of such award of shares if the Independent Director has remained in the continuous service of the Company through such date.

b.    Timing of Grant. Such Restricted Stock shall be granted automatically as of the date of such Independent Director’s re-election to the Board, with the Award Agreement evidencing such grant to follow within five (5) business days from the date of such Independent Director’s initial election to the Board.

C.    No Grants to Non-Independent Directors. No grants of Restricted Stock shall occur under this Sub-Plan with respect to any Director of the Company who is not an Independent Director at the time such grant would otherwise occur.

D.    Suspension of Future Grants. At any time, the Board may, by resolutions, determine that any future grants required of this 2015 Independent Directors’ Compensation Sub-Plan should be suspended, and, if so, no future grants shall be made under these provisions.

E.    Award Agreement. All grants of Restricted Stock under this Sub-Plan shall be evidenced by an Award Agreement to be executed by the recipient of the Restricted Stock and an Officer with such additional terms and provisions as the Board may deem appropriate.

Griffin-American Healthcare REIT IV, Inc. 2015 Incentive Plan